Exhibit 99.3

VECIMA NETWORKS INC.

FORM 51-102F4

BUSINESS ACQUISITION REPORT

Item 1.                                  Identity of Company

1.1                                                      Name and Address of Company

Vecima Networks Inc. (“Vecima”)

4210 Commerce Circle

Victoria, British Columbia

V8Z 6N6

1.2                                                      Executive Officer

For further information contact:

Graham Carrothers, Corporate Counsel and Secretary

Telephone:            250.881.1982

Fax:                         250.881.1974

Item 2.                                Details of Acquisition

2.1                                                      Nature of Business Acquired

On May 2, 2007, Vecima completed the acquisition (the “Acquisition”) of all of the issued and outstanding shares (the “Shares”) of Spectrum Signal Processing Inc. (“Spectrum”) pursuant to a statutory plan of arrangement conducted pursuant to the provisions of the Business Corporations Act (British Columbia).

Spectrum is a leading supplier of software-defined radio products, which allow users to communicate securely between an array of fixed and mobile platforms ranging from aircraft and surface vehicles to semi-permanent and permanent command centres.  Target applications for Spectrum’s products and services include military communications, public safety, signals intelligence, surveillance, electronic warfare and satellite communications.  Spectrum’s wholly-owned subsidiary, Spectrum Signal Processing (USA) Inc., provides applications engineering services and modified commercial off-the-shelf platforms to the United States Government and its allies and prime contractors.

2.2                                                       Date of Acquisition

The date of acquisition for accounting purposes is May 2, 2007.

2.3                                                       Consideration

Vecima purchased the Shares for total consideration of approximately $18.3 million, consisting of 820,000 common shares of Vecima and approximately $10.1 million in cash.  Vecima also acquired all outstanding options and warrants to purchase Spectrum shares in exchange for financially-equivalent options and warrants to purchase a total of 322,621 common shares of Vecima.  Vecima financed the cash portion of the consideration from cash on hand.

2.4                                                       Effect on Financial Position

The Acquisition is not expected to have a significant effect on Vecima’s results of operations or financial position.  Vecima expects to amalgamate with Spectrum under the Canada Business Corporations Act on or about June 30, 2007, which is Vecima’s fiscal year-end.  The amalgamated company will continue to be called “Vecima Networks Inc.”, and there will be no change in Vecima’s annual or interim financial reporting periods as a result of the planned amalgamation.

2.5                                                       Prior Valuations

No valuation opinion was obtained or required by securities legislation or a Canadian exchange or market to be obtained by Spectrum or Vecima to support the consideration paid in the Acquisition.

2.6                                                       Parties to the Transaction

The parties to the Acquisition were entirely at arm’s length with one another.

2.7                                                       Date of Report

May 9, 2007

Item 3.                                Financial Statements

The audited annual financial statements of Spectrum for the years ended December 31, 2006 and 2005, which may be found under Spectrum’s name on SEDAR at www.sedar.com, are incorporated herein by reference.   Spectrum’s auditors have not given their consent to the inclusion of their audit report in this report.

The unaudited interim financial statements of Spectrum for the three months ended March 31, 2007 and 2006, which may be found under Spectrum’s name on SEDAR at www.sedar.com, are incorporated herein by reference.

The unaudited pro forma consolidated financial statements of Vecima giving effect to the Acquisition attached as Appendix F to Spectrum’s management information circular dated March 23, 2007 sent to Spectrum’s shareholders in connection with the Acquisition, which may be found under Spectrum’s name on SEDAR at www.sedar.com, are incorporated herein by reference.

VECIMA NETWORKS INC.

Per J. Michael Barry, Chief Financial Officer